UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017 (June 19, 2017)

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

1-4694	Delaware	36-1004130
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On June 19, 2017, the previously announced cash tender offers to purchase a portion of the outstanding debt securities (collectively, the “Notes”) of R.R. Donnelley & Sons Company (the “Company”) expired. The tender offers included third-party cash tender offers (the “Third-Party Offers”) by Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (collectively, the “Third-Party Purchasers”) to purchase certain Notes up to an aggregate purchase price (excluding accrued and unpaid interest) of $125,000,000 (the “Third-Party Maximum Tender Payment”) and separate cash tender offers (the “Company Offers” and, together with the Third-Party Offers, the “Offers”) by the Company to purchase certain Notes up to an aggregate purchase price (excluding accrued and unpaid interest) of $200,000,000 (the “Company Maximum Tender Payment”).

The Offers expired at 11:59 p.m., New York City time, on June 19, 2017 (the “Expiration Date”). As previously announced, the Company Maximum Tender Payment and the Third-Party Maximum Tender Payment had been reached as of 5:00 p.m., New York City time, on June 5, 2017 (the “Early Tender Date”). Accordingly, no Notes were tendered after the Early Tender Date and on or before the Expiration Date and the final results of the Offers are the same as the results announced by the Company on June 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.R. DONNELLEY & SONS COMPANY

By:	/s/ Terry D. Peterson
Terry D. Peterson Executive Vice President and Chief Financial Officer

Date: June 20, 2017

3